As filed with the Securities and Exchange Commission on April 16, 2002

                                                              File No. 333-69270
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 1 TO FORM SB-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ONLINE PROCESSING, INC.
             (Exact name of registrant as specified in its charter)

      Nevada                            522200                  22-3774845
-----------------------------    -------------------------    ------------------
(State or jurisdiction of        (Primary Industrial          I.R.S. Employer
incorporation or organization)    Classification Code No.)    Identification No.

     750 Interstate 30 East, Suite 100, Rockwall, Texas 75087 (972) 771-2305
    -------------------------------------------------------------------------
   (Address, including the ZIP code & telephone number, including area code of Registrant's principal executive office)

                                 Terri Wonderly
     750 Interstate 30 East, Suite 100, Rockwall, Texas 75087 (972)771-2305
--------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code of agent for service)

           Copies to:      T. Alan Owen & Associates, P.C.
           ---------
                                  Attorneys at Law
                         1112 East Copeland Road, Suite 420
                               Arlington, Texas 76011
                                   (817) 460-4498


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Amended Registration Statement.




                                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

Title of Each              Amount           Proposed Maximum                  Proposed                 Amount of
Class of Securities        To be            Offering Price                Maximum Aggregate           Registration
to be Registered           Registered         Per Share (1)                 Offering Price (1)             Fee
-------------------------------------------------------------------------------------------------------------------

Common stock,
$0.001 par value
Minimum                       400,000                $0.25                      $ 100,000
Maximum                     2,000,000                $0.25                      $ 500,000

-------------------------------------------------------------------------------------------------------------------

Total maximum               2,000,000                $0.25                      $ 500,000                 $269 (2)



The Registrant hereby amends the Registration Statement filed on January 16, 2002, is being amended to (i) change the Officer and Director of the Company,
(ii) update the financial information, and (iii) extend the offering to September 30, 2002.


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Represents minimum fee.

                                                         INITIAL PUBLIC OFFERING
                                                                 PROSPECTUS
                             ONLINE PROCESSING, INC.

                Minimum of 400,000 shares of common stock, and a
                   Maximum of 2,000,000 shares of common stock
                                 $0.25 per share


         We are making a best efforts offering to sell common stock in our company. We provide an automated internet based mortgage loan processing service whose market is mortgage brokers and mortgage companies, and since the process is significantly automated, the cost savings are passed on to the consumer by charging lower fees when closing on their mortgage loan. We contract with mortgage brokers to process their loans for them which means we will look at the information provided to the mortgage companies by the potential borrower, make sure all the information is in order and forward it electronically to the respective lender. The common stock will be sold by our sole officer and director, Terri Wonderly. The Company is still in the development stage and has limited operating history, and virtually no income or assets. The offering price was determined arbitrarily and we will raise a minimum of $100,000 and a maximum of $500,000. The funds will be held by the Company, uncashed until the minimum amount is sold, at which time the funds will be released to the company and stock certificates issued. The offering will end on September 30, 2002 and should we not sell the minimum amount, the funds will promptly be returned to the investors and no interest will be paid on these funds.


The Offering:
                                   Minimum offering           Maximum offering
                               ----------------------      ---------------------
                               Per Share      Amount       Per Share     Amount
                               ---------     --------      ---------    --------
Public Offering Price . . .      $0.25       $100,000       $0.25       $500,000
Offering expenses                $0.04         16,769        0.02         33,769
                                 -----       --------      ---------    --------
Net proceeds                     $0.21       $ 83,231       $0.23       $466,231

There is currently no market for our shares and no market may ever develop for our shares.
                          ----------------------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          -----------------------------

                    This Prospectus is dated January 14, 2002

                               PROSPECTUS SUMMARY

OUR COMPANY

         We were incorporated on December 4, 2000 in the State of Nevada. We are engaged in the processing of residential mortgage loans over the internet. To date we have had applications from two companies to process their mortgage loan applications. The first loan processing was serviced in June 2001 and through October we had processed 45 loans, in November we processed 18 loans and, based upon the loan processing we have in process, we expect to process at least 25 in December. Most of the profit we make on the processing of these loans is used for advertising to build customer awareness. We need to process thirty-five per month to be profitable. The funds from this offering will allow us to begin advertising, make strategic marketing alliances and make agreements with other mortgage companies to increase revenue. The minimum funds raised in this offering will take us to a point where we reach the operating stage where our revenues exceed our normal monthly operating expenses which is a steady monthly processing of thirty-five loans.

         As well as being a newly formed company, we:
o        are controlled by one individual;
o rely on our sole officer and director to manage the business, this offering and continuing operations to see us through to profitability;
o        have limited operating history with little revenue from operations;
o operate in an industry with low barriers of entry which could add to our competition; and
o received a report from our independent certified public accountant gave us a 'going concern' opinion which states that we do not have sufficient capital or operations to show that we can continue as a viable business for the coming year.

THE OFFERING
                                                     Minimum          Maximum
                                                    ---------        ---------
Common shares offered                                 400,000        2,000,000
Common shares outstanding before this offering      3,200,000        3,200,000
                                                    ---------        ---------
Total shares outstanding after this offering        3,600,000        5,200,000

Officers, directors and their affiliates will not be able to purchase shares in this offering.

USE OF PROCEEDS

Most of the money you invest will represent proceeds to the company. We will use the proceeds from this offering to:
         o        pay expenses of this offering
         o        develop a website to offer more products and better service
         o        marketing and general working capital

                                  RISK FACTORS

         You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision.


WE ARE A RECENTLY FORMED COMPANY, FORMED IN THE STATE OF NEVADA ON DECEMBER 4, 2000, WITH LIMITED ACTIVITY AND LOSSES THAT MAY CONTINUE FOR THE FORESEEABLE FUTURE.

We have not achieved profitability and expect to continue to incur net losses for the foreseeable future. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. If we are unable to achieve profitability, your investment in our common stock may decline or become worthless.

WE RELY ON OUR SOLE OFFICER FOR DECISIONS AND SHE WILL RETAIN SUBSTANTIAL CONTROL OVER OUR BUSINESS AFTER THE OFFERING AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTEREST OF ALL STOCKHOLDERS.

Upon completion of this offering, our sole officer will, in the aggregate, beneficially own approximately 83.33% (or 57.69% if maximum is sold) of the outstanding common stock. As a result, our sole officer will have the ability to control substantially all the matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. she will also control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to take control of us, even if the transaction would be beneficial to other stockholders. This in turn could materially cause the value of our stock to decline or become worthless.

WE MAY HAVE TO RAISE ADDITIONAL CAPITAL WHICH MAY NOT BE AVAILABLE OR MAY BE TOO COSTLY.

Our capital requirements are and will continue to be more than our operating income. We do not have sufficient cash to indefinitely sustain operating losses. Our potential profitability depends on our ability to generate and sustain substantially higher net sales while maintaining reasonable expense levels. We cannot assure you that we will be able to operate on a profitable basis or that cash flow from operations will be sufficient to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund operations for the next twelve months. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We anticipate seeking additional financing through debt or equity offerings, although we have no specific plans for such offerings. We cannot assure you that additional financing will be available to us, or, if available, any financing will be on terms acceptable or favorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our product lines may be delayed and we otherwise may not be able to execute our business plan, all of which may have a material adverse effect on our operations; if this happens, the value of your investment will decline and may become worthless.

WE ARE DEPENDENT ON MORTGAGE LENDER RELATIONSHIPS TO PROCESS OUR LOANS VIA THE INTERNET, AND IF WE LOSE THESE RELATIONSHIPS WITHOUT REPLACING THEM, OUR BUSINESS COULD DECLINE AND CAUSE YOUR INVESTMENT TO BECOME WORTHLESS.

At this time, we are dependent on two mortgage company relationships for whom we process mortgage loans. These mortgage companies are under no obligation to continue their relationships with us or process any loans through us. Our reliance on these mortgage companies in our startup phase makes our processing volume more susceptible to fluctuation based upon their mortgage loan activity. The loss of our relationship with any of these mortgage companies, could have a material adverse impact on our financial position since we generate fees from them, and also give us less capital to attract new customers which could cause the value of your investment to decline or become worthless.

IF THERE ARE INTERRUPTIONS OR DELAYS IN OBTAINING APPRAISAL, CREDIT REPORTING, TITLE SEARCHING AND OTHER UNDERWRITING SERVICES FROM THIRD PARTIES, WE MAY EXPERIENCE CUSTOMER DISSATISFACTION AND DIFFICULTIES CLOSING LOANS WHICH WOULD AFFECT OUR REVENUE AND THE VALUE OF YOUR INVESTMENT WOULD DECLINE OR BECOME WORTHLESS.

We rely on other companies to provide certain documents in relation to the processing of mortgage loans, including appraisals, credit reporting and title searches. If the provision of these ancillary services were interrupted or delayed, it could cause delays in processing and closing loans for our customers. The value of the service we offer and the ultimate success of our business are dependent on our ability to secure the timely provision of these ancillary services by the third parties with whom we have these relationships. If we are unsuccessful in securing the timely delivery of these ancillary services we will likely experience customer dissatisfaction and our revenue would suffer causing the value of your investment to decline or to become worthless.

IF INTEREST RATES RISE, DEMAND FOR MORTGAGES GENERALLY DECLINES WHICH IN TURN AFFECTS OUR REVENUE ADVERSELY AND WILL CAUSE YOUR INVESTMENT TO DECLINE IN VALUE.

The residential mortgage business depends upon the overall levels of sales and refinancing of residential real estate as well as on mortgage loan interest rates. An increase in interest rates, which is outside our control, could have a material adverse impact on our business. Rising interest rates discourage refinancing activities and generally reduce the number of home sales that occur. If interest rates should rise, our revenue could be adversely affected and the value of your investment will decline.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. These forward-looking statements are not historical facts but rather are based our current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not 0guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward-looking statements. In addition, the forward-looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus.


                                    DILUTION

         If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.


         The book value of our common stock as of December 31, 2001 was $4,205 or $0.0003 per share. Book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

         After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $0.25 per share, after deducting estimated offering expenses), our pro forma book value as of December 31, 2001 would be approximately $87,436 or $0.02 per share, if the minimum is sold, and $470,436 or $0.09 per share, if the maximum is sold.


         This means that if you buy stock in this offering at $0.25 per share, you will pay substantially more than our current shareholders. The following represents your dilution:
o if the minimum of 400,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.25 to $0.02 per share and an immediate increase in book value per common share to our current stockholders.
o if the maximum of 2,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.25 to $0.09 per share and an immediate increase in book value per common share to our current stockholders.

The following table illustrates this per share dilution:
-------------------------------------------------------
                                                      Minimum          Maximum
                                                      -------          -------
Assumed initial public offering price                  $0.25            $0.25


Pro forma book value as of December 31, 2001           $0.0003          $0.0003
Pro forma book value after this offering               $0.02            $0.09
Increase attributable to new stockholders:             $0.02            $0.09


Pro forma book value

    as of December 31, 2001 after this offering        $0.02            $0.09
Decrease to new stockholders                          ($0.23)          ($0.16)
Percentage dilution to new stockholders                 92%              64%


         The following table summarizes on a projected basis as of December 31, 2001, shows the differences between the number of shares of common stock purchased, the total consideration paid and the total average price per share paid by the existing stockholders and the new investors purchasing shares of common stock in this offering:

MINIMUM OFFERING
----------------
                        Number           Percent                       Average
                       of shares        of shares        Amount        price per
                         owned            owned           paid          share
--------------------------------------------------------------------------------
Current
shareholders           3,200,000          88.8          $ 33,000       $ 0.01

New investors            400,000          11.2          $100,000       $ 0.25
                      ----------------------------------------------------------


Total                  3,600,000         100.0          $133,000

MAXIMUM OFFERING
----------------
                        Number           Percent                       Average
                       of shares        of shares        Amount        price per
                         owned            owned           paid          share
--------------------------------------------------------------------------------
Current
shareholders           3,200,000          61.5          $  33,000      $ 0.01

New investors          2,000,000          38.5          $ 500,000      $ 0.25
                      ----------------------------------------------------------


Total                  5,200,000         100.0          $ 533,000

                              PLAN OF DISTRIBUTION


         The offering of our common stock is being sold on our behalf by our sole officer and director, who will receive no commission on such sales. She will sell the stock directly to participating shareholders without the assistance of outside firms. All sales will be made by personal contact by our sole officer and director, Terri Wonderly.

         The money we raise in this offering before the minimum amount is sold will be held by the Company uncashed until the minimum amount is raised. Such receipts will be refunded immediately if the minimum amount is not sold by September 30, 2002.


         Certificates for shares of common stock sold in this offering will be delivered to the purchasers by Signature Stock Transfer, Inc., the stock transfer company chosen by the company as soon as the minimum subscription amount is raised.


                                 USE OF PROCEEDS

         The total cost of the offering is estimated to be $16,769 if the minimum is sold, or $33,769 if the maximum is sold, consisting primarily of legal, accounting and blue sky fees. We will pay these costs out of the funds we raise in this offering.

         The following table shows how we plan to use the proceeds from selling common stock in this offering, reflecting the minimum and maximum subscription amounts:

                                                     $100,000         $500,000
                                                      minimum          maximum
--------------------------------------------------------------------------------
Legal, accounting & printing expenses                 9,500             26,500
Other offering expenses                               7,269              7,269
Net proceeds to company                              83,231            466,231
                                                   --------           --------
Total                                              $100,000           $500,000

The following describes each of the expense categories:

o        legal,   accounting  and  printing   expense  is  the  estimated  costs
         associated with this offering;

o other offering expenses includes SEC registration fee, blue sky fees and miscellaneous expenses with regards to this offering.

         The following table shows how we plan to use the net proceeds to the company:

                                                 $100,000          $500,000
                                                  minimum           maximum
--------------------------------------------------------------------------------
Development of a website                         $  10,000         $   50,000
Office equipment                                     8,500             46,000
Salaries                                               -0-             78,000
Advertising and promotion                           35,500            272,000
General corporate overhead                           5,231             20,231
                                                 ---------         -----------
Proceeds to company                              $  83,231         $  466,231

                             DESCRIPTION OF BUSINESS


         We were incorporated in Nevada on December 4, 2000. The founder, Jeanne Zachary, transferred to Terri Wonderly, our sole director, officer and employee, the 3,000,000 shares of common stock which we issued to her for $15,000, composed of $500 cash and $14,500 of her services. The stock was transferred to Terri Wonderly becoming the sole officer and director and assuming all the responsibilities and indemnifying Jeanne Zachary for all liabilities of the Company, who left the Company for personal reasons.


         We are an internet-based mortgage loan processing company for mortgage brokers and companies. The way our service works is that we contract with a mortgage broker to process loans for them. When set up, the mortgage broker, or the applicant themselves, enters the applicants information directly to his mortgage loan application software, which can be purchased ready to use. We will then access his website, download the information to our software, make sure it is all in order and submit it to a lender for approval. Once it is approved, we receive a fee for the processing of $350 per loan. The software we use also can be purchased ready to use. We do not have a website at this time but can still access their website to download the information. Part of the proceeds from this offering will be to develop a website in order to promote to other potential customers.

         Our ordinary operations have begun and we expect to attain normal operations - meaning that our income will cover operating expenses - within a few months by servicing the two customers we have. In order to achieve normal operations, we need to process about 35 loans per month, or 420 each year.

         Mortgage brokers primary focus is generating new business by marketing their service. In order to provide more time to do this, they can relinquish the time consuming job of loan processing to the outsourcing service we offer. Many mortgage brokers find that whether they are in a high volume or low volume mortgage environment, they can take advantage of the opportunities that using our mortgage processing service provides.

         It is the opinion of management that mortgage loan processing requires intensive monitoring and management, diverting energy and effort away from every mortgage broker's primary business focus - the generating of new business. The outsourcing of the loan processing allows mortgage brokers the opportunity to spend their time soliciting new business rather than spending time in keeping up with new mortgage products, hiring and training and keeping personnel, and keeping the overhead associated with that staff. These benefits become more significant in a volatile market since a mortgage broker can convert fixed costs (employees and office expense) to a variable cost, that is, a fixed processing fee per loan.

         We have chosen to focus on mortgage brokers as customers because we believe that small to medium size brokers loan volume typically fluctuates from month to month and therefore they carry expenses for processing costs whether they process one loan or fifty in a month. Outsourcing the processing to us can eliminate this cost burden.

         At this time, we have developed two relationships with mortgage brokers who submit a number of loans to us each month. We are hopeful that over time we can process all their loans and add new customers since our intent is to grow. In addition, the more customers we have, the less we are dependent on any one of them for our business revenue.

Online Processing, Inc. offers the following in its processing service.
----------------------------------------------------------------------
o        We offer flexibility in how loans are processed.
o We are able to maintain the mortgage brokers position as the primary customer contact during the processing phase.
o        We offer fixed per loan pricing.
o        There is a reimbursement contingency if the loan cancels in process.
o        We prepare loan package's prepared to the broker's specifications.
o We have a system in place for the broker to maintain control over their loan files.
o        Loans can be submitted to any lender of the broker's choosing.
o Other services are available within the our company that the broker can utilize if needed ; such as a document service.
o        The broker is able to contact us whenever necessary.
o The broker can obtain information regarding the loan file at any time of day, or day of the week.
o The Broker is kept informed every step of the way during the loan process.

In addition, it is our opinion that:
-----------------------------------
o        We provide processing for a wide array of loan products.
o        We are knowledgeable.
o        The loans are processed fast and accurately

A Step By Step Guide to How We Process Your Loan
------------------------------------------------
         Each loan agent will be provided the ability to download loan information using the ePASS system which interacts with our Genesis 2000 mortgage loan processing software. This will be given to them free of charge.

The loan agent will start by entering their borrower information into ePASS systems which has special screen to make data entry as easy and quick as possible.

         Additional documentation that has been received from the borrower can either be scanned into the loan file or it can be faxed. All such images will be stored as part of our service. After the information on the borrower has been entered, it is then sent directly to our loan processing software, Genesis 2000. The file will be encrypted so it can be securely sent, and received on our master system. When the loan file is received, it will automatically be logged in and a loan number assigned. A paper and electronic file will be opened to hold all incoming documentation.

         The mortgage broker will have the option to designate which other parties are granted access to view the information over the internet. In general, a letter will go out to the borrower to let them know we have a file in process and how they can access their loan information over the internet. They are provided with step by step instructions and their own password. Another similar letter will go out to any Realtors involved in the transaction.

         We will prepare the required disclosures and send them to the borrower. We will also order a credit report, preliminary title report and appraisal. All verifications for the loan file will be prepared and sent out. As documentation is received on the borrower file, it will be scanned and available for view over the internet.

         We will give mortgage brokers information as to how they can access their files with us over the internet. This will enable them to:
VIEW THE STATUS REPORT. This option is an excellent executive summary of the loan file as it provides all of the financial detail coupled with missing information, loan status, document status and conditions.
DOWNLOAD AN ENTIRE BORROWER FILE. One can view everything about the loan file, play "what if" with the ratios or other calculations, and even print out documents for those "last minute emergencies" that can sometimes arise. Another big benefit is that mortgage brokers can change information and upload the file back to us. We'll verify the changes before actually posting them to our master files. Only verified and reasonable changes are allowed.
VIEW DOCUMENTS. This option allows the mortgage broker to view any document of the loan file including all returned verifications, signed disclosure forms, appraisals, credit reports, etc. The entire loan file is available for viewing which keeps the mortgage broker informed and in control - they can view every step we make at any time.

         Our objective is to give our clients absolute knowledge and control over the entire loan processing stage. Our research showed that the primary roadblock to out sourced loan processing services was that the mortgage company would no longer be able to view the physical loan file and they are not kept "in the know" for every step. We resolve the problem by creating the ability for the mortgage broker to view all the documents online and we expect that technology will cause the loan processing process to become more and more automated. In turn, the streamlining will allow loans to be processed in less time and allow companies such as ours who concentrate on that one part of the whole mortgage loan process to be more efficient and cause change within the industry in the same way closing document services have done for out-sourcing the closing of loans.


THE UNITED STATES MORTGAGE MARKET:

         According to the Mortgage Bankers Association, outstanding consumer mortgage debt exceeded $4.7 trillion at the end of 1999 and $4.3 trillion at the end of 1998 and loan origination volume in the U.S. was almost $1.3 trillion in 1999 after reaching a record high of $1.5 trillion in 1998, compared to $834 billion in 1997.

         With the advent of on-line and e-commerce technologies, loan originations can be made electronically, resulting in cost and time savings to consumers and the mortgage brokers who assist those consumers. Although the on-line mortgage industry is still relatively new, it is expected to grow rapidly. According to Forrester Research the market for on-line mortgage originations is expected to grow from an estimated $18 billion in 1999 to over $91 billion in 2003, representing an increase in on-line mortgage originations from 1.4% of the existing market in 1999 to 10% of the projected market in 2003.

MARKETING AND GROWTH STRATEGY:

         Our marketing strategy is to promote to mortgage brokers who all can benefit from a fixed charge loan processing service. To date, we have relied on personal contact of our president who has been able to solicit business.

         We also aspire to engage in a number of marketing activities in traditional media such as advertising in print media, on radio and other events. We also aspires to advertise in a number of targeted publications, and also propose to purchase advertising and sponsorships on selected publications, events and websites with high traffic and interest of mortgage brokers.

         The ability for us to conduct business over the internet enables us to offer our services nationwide and does not require us to establish a physical presence in new markets. In addition, we are not required to be licensed by any state in order to process loans for others. While we currently process loans for mortgage brokers in Texas, we expect that the expanded geographic scope of our internet service capabilities will cause the proportion of processing we make outside of Texas to increase.

         It is our objective to be a leading provider of loan processing over the internet. Key elements of our marketing and growth strategy include:

Plans:

o Direct e-mail. We will e-mail to prompt potential customers to call us about our service;

         after we raise funds in this offering and develop a website, the e-mails will prompt potential customers to visit our website;
o        Direct mail to mortgage brokers;
o After our website is developed, agreements with search engines so that our site will be near the top/front of searches for our product;
o        Build and promote the online service;
o Selected print media such as mortgage publications, mortgage trade shows, real estate section of local newspapers and regional issues of the Wall Street Journal;

As mentioned, we aspire to expand our over the internet business capability to include:

o        Partnering with industry leaders to quickly acquire customers;
o Pursue multiple and recurring revenue streams. In addition to loan processing, we intend to expand our product offering to include related financial services and products;
o Relationships and sponsorships with events with high mortgage broker traffic, for example, mortgage broker trade shows;
o        Strategic purchases of online advertising;
o When our website is built, sponsoring key words on major search engines. For example, when a search is made for key words like "loan" or "mortgage", an Online banner advertisement may appear;

COMPETITION:

         There are a few competitors in the on-line mortgage loan processing market. However, no one company has emerged as the 'leader' and we are not currently competing to be one of the leaders in the field. Our success depends upon capturing and maintaining a share of mortgage brokers who will out source their loan processing in which we have an advantage by charging a flat $350 per loan whereas in a company that performs all areas of the mortgage loan process, the cost approximates $500 per loan. In order to capture the outsourcing business, we must continue to build on our low cost advantage, continue to increase awareness among potential customers of the efficiency, speed and privacy of our system, establish additional strategic relationships, and continually upgrade our technology. Many of our current competitors, however, have longer operating histories, greater name recognition, larger customer bases, and significantly greater financial, technical, and marketing resources than we do. In addition, participants in other areas of the financial services industry may enter the consumer loan marketplace.

OPERATIONS AND TECHNOLOGY:

         Our operations are very simple because our system is significantly automated. We developed our system so that our customers information can be transmitted and they can access their information twenty four hours a day. It is not only simple to use by our customers, but we also designed it so that it is easy for us to administrate on our end.

         Prior to the advent of automated processing and underwriting, it would take two to three weeks to get a loan file ready for underwriting, which would include:

o the loan officer (or borrower) hand writing the application o the processor keying the information into the computer
o the processor sending out verification forms to the borrowers' bank(s) and employer(s)
o        ordering and receiving an appraisal, title commitment, and survey
o Correcting all of the information on the loan application to reflect the information actually verified, and
o        producing a "final, types application".

         After this process was completed, the underwriter would then have the loan for a few days, and then would respond with an approval, usually with conditions to be met by the processor. The processor would take another three to five days to meet the conditions and return the file to the underwriter. After another few days, the underwriter would respond with a clear approval and the loan would then proceed to closing.

Utilizing our process:

o the loan officer (or borrower) completes the application on the computer
o the information is electronically picked up or transmitted to the processor (no need to rekey information in)
o the processor, after a check to make sure everything is filled out correctly, transmits the file electronically to a computer which acts as an underwriter and makes the credit decision for the loan (FNMA, FHLMC, as well as numerous large investors maintain these systems)
o the computer responds within a time frame of minutes with the required documentation for the loan. Verbal verification of income and last statement verification of bank information eliminates the need for mailed verifications and speeds process
o the processor gets the information and orders the appraisal, title commitment and survey. If the file is actually seen by a human underwriter, it is only to verify that the processor has received all of the documentation required by the computer. Many files will never be seen by a human underwriter.

         This process has been instrumental in reducing the average processor time spends on each file form approximately nine hours to three and a half hours, and the whole process has been reduced from five weeks to one.

         We are dependent on mortgage broker relationships to send us business since we provide the service to them. However, the loss of any of these relationships coupled with the failure to add new mortgage broker relationships, would have a material adverse impact on our business and could cause the value of your investment to decline or become worthless.

         We have built a complete processing system to handle all phases of loan processing for our customers. The market in which the we compete is characterized by rapidly changing markets, evolving industry standards, frequent new service and product announcements, introductions and enhancements and changing customer demands. Accordingly, our future success will depend on our ability to adapt to rapidly changing technologies, to adapt its services to evolving industry standards and to continually improve the performance, features and reliability of its service in response to competitive service and product offerings and evolving demands of the marketplace. The failure of the Company to adapt to such changes would harm the company's business. In addition, the widespread adoption of new internet, networking or telecommunications technologies or other technological changes could require substantial expenditures by the company to modify or adapt its services or infrastructure. If we only raise a small amount in this offering and technology changes too rapidly, we may not have the funds to devote to these changes and if this happens, your investment may become worthless.

                               PLAN OF OPERATIONS

         We will raise from $100,000 to $500,000 in this offering and depending on the amount of capital we raise will dictate our plan of operations with regard to how we spend the money. Online Processing, Inc. is an internet mortgage loan processor, and because we use the internet to process the loan documents, we can process from any state in the country giving us the ability to be a national loan processor. We are not required to have any state or federal license to be engaged in the mortgage loan processing business. We are currently seeking to raise between $100,000 and $500,000 to expand our business. Our market is any mortgage company in the United States of America and all we have to do is have the capital to solicit them and show our ability to process loan less expensively because of our centralized operations. The only hurdle is educating mortgage companies in the benefits and safety of having their loans processed by transmitting the information over the internet. Thus most of the money we raise in this offering will be for promotion and soliciting new customers. Through November 2001, we processed 63 loans from our two mortgage broker relationships for whom we process loans.

         Our initial concentration will be in the Texas market since that is home territory to us, but as we gain more consumers and have more of a track record, we will start soliciting nationwide.

Assuming we raise the minimum amount in this offering, netting approximately $83,231 to the company, we will be able to fund the following:

         o        Design and printing of brochures;
         o        Design a first class website;
         o        Direct mail to the mortgage brokers in Texas;
         o Travel and refreshment costs for going to mortgage broker trade shows to promote our concept and services;

         Since we have a few clients, we are almost at the point at which our income covers our expenses with regard to our operations. The funds we raise will provide for soliciting new business and developing our website. It is anticipated that our president could process approximately 30-50 loans per month. When we reach the level of hiring a processor, we will also need computer equipment and processing software costing about $5,000. This equipment could be leased or purchased.

         At this level of funding, we will be profitable and operationally self sustaining and will not need to raise additional capital for operations.

Assuming we raise the maximum amount in this offering, netting approximately $466,231 to the company, we will be able to accomplish the following in addition to the activities listed above:

         o Hire a couple of representatives to personally go out and solicit clients;
         o Purchase for approximately $20,000, high speed scanners and printers with the related software which would enable us to have a paperless office except for the original file, also enabling us to email the package to underwriters, which would increase the speed of our approvals and decrease the miscellaneous costs of courier and printing and copies;
         o With the new paperless system, we will promote via email and direct mail to mortgage brokers nationwide. With the increased speed and efficiency of our service, as well as the increased speed of our approvals, would give us a greater ability to attract customers outside our general area;
         o Sponsor a national trade show for mortgage brokers giving us an increased awareness and an easier introduction to the mortgage brokers attending the show.


                             DESCRIPTION OF PROPERTY

         Our corporate facilities are shared with an unrelated company which includes the use of telephones, equipment and the internet for $1,500.00 per month. This arrangement started in April 2001 and is for a period of one year. We issued 200,000 shares valued at $0.09 per share in January 2001 for this arrangement. The $18,000 value is being charged to expense over twelve months.


             DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

         The directors and officers of the company, their ages and principal positions are as follows:

              Name                Age          Position
--------------------------------------------------------------------------------

              Terri Wonderly      37           President; Secretary and Director

Background of Directors and Executive Officers:

TERRI WONDERLY. Ms. Wonderly has more than nineteen years experience in the real estate industry working for mortgage companies, banks and title companies. She has performed various duties, including taking loan applications all the way thru processing, underwriting - including performing the physical and automated underwriting - preparing loan packages, physically closing loans, funding the loans and shipping the files to the funding sources. Ms. Wonderly was an Underwriter and Senior Loan Specialist with Ameri-National Mortgage, Inc. form 1991 to 1996, an Underwriter and Closer at Columbian Bank and Trust in 1996, a Processor and Personnel Trainer at Universal Mortgage in 1997, a Loan Specialist at the Bank of Jacomo in 1998, a Processor and Personnel Trainer at Regional Investments in 1999, performed Database Maintenance for Chappell & Associates, Inc. in 2000, a Loan Processing Specialist for Discount Mortgage Source, Inc. from 2001 to the present. Ms. Wonderly is a member of the National Association of Mortgage Brokers.



                     REMUNERATION OF DIRECTORS AND OFFICERS


         Our sole officer and director receives $3,000 per month for her services; this arrangement started in July 2001 in conjunction with the generation of revenue with the founder and continues with our current sole officer and director. She has no employment contract with the company. The founder, Jeanne Zachary, received 2,900,000 shares of common stock which she received for services on December 5, 2000. These shares were transferred to Terri Wonderly for becoming the sole officer and director and assuming all the responsibilities and indemnifying Jeanne Zachary for all the liabilities of the Company who had to leave the Company for personal reasons..



     Name of Person           Capacity in which she served         Aggregate
Receiving compensation         to receive remuneration            remuneration
--------------------------------------------------------------------------------

  Terri Wonderly              President, Secretary              $3,000 per month
                                 and Treasurer

  Terri Wonderly              President, Secretary              2,900,000 shares
                                 and Treasurer                   of common stock

         Ms. Wonderly received the common stock from Jeanne Zachary who received the stock on formation of the company and it is impracticable to determine the cash value. Since the common stock was issued upon forming of our company for services performed since that work continues through the filing and effectiveness of this registration statement, with no other compensation to be granted for the work done on this filing.



                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         Since inception in December of 2000, we have started our operations but as yet have not reached the stage where our revenues are sufficient to cover our monthly expenses. We expect to increase our volume over the next few months as we have done since commencing operation in the second quarter of 2001. We have increased from processing 4 loans in June - our first month of processing - to processing 18 in November. When we get to the point of processing 35 loans per month, we will be in a position where we cover are normal monthly expenses from our operating revenue which we expect to do within the next six months.

         Since we processed 18 loans in November and we continue to get applications, with over thirty in process, we believe that we will soon be at the point where our monthly income will cover our normal monthly operating expenses and we therefore do not need to raise any funds to satisfy our operating cash requirements for the next twelve months. However, we have filed this offering of Form SB-1 in order to raise funds to promote, advertise and expand our business. When we have raised the funds in this offering, we plan to purchase office and computer equipment of $8,500 to $46,000, depending on the amount raised.

         We recognize revenue when a loan is closed since, according to our understanding with our customers, we do not get paid for processing a loan when an applicant withdraws their request or does not go through with the loan. We have no receivable from our customers until the loan closes. However, if there becomes an issue of too many loans not closing we will have to address that issue with our customers at that time; to this point, we have not had a problem with loans not closing.

         We believe the current mortgage market of lower and lower interest rates and strong home sales has aided our ability to reach the point of a positive cash flow so quickly. The continuation of these lower rates and strong housing market should only serve to allow us to continue our growth with our current customers and give us the resources to solicit other customers. However, any sharp increase in the mortgage rates or a sharp decline in the housing market or a economic downturn could all have a negative impact on the volume of loans we process for our customers.


            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         In December 2000, we issued to the founder 3,000,000 shares of common stock which we issued to her for $15,000, composed of $500 cash and $14,500 of her services.

         In March 2001, we issued 200,000 shares of stock to an unrelated party for the use of office, equipment and internet for twelve months. This was valued at $18,000 and is being charged to expense over twelve months.

         As of the date of this filing, there are no agreements or proposed transactions, whether direct or indirect, with anyone, but more particularly with any of the following:

o        a director or officer of the issuer;
o        any principal security holder;

o        any promoter of the issuer;
o any relative or spouse, or relative of such spouse, of the above referenced persons.


                             PRINCIPAL SHAREHOLDERS

         The following table lists the officers, directors and stockholders who, at the date hereof, own of record or beneficially, directly or indirectly, more than 10% of the outstanding common stock, and all officers and directors of the company:

                                   Name         Amount owned         Percent
     Title                      of Owner        before offering      Owned
--------------------------------------------------------------------------------


President, Secretary           Terri Wonderly      3,000,000          93.75%
    And Director
                                                  --------------------------


Total                                              3,000,000          93.75%

After offering:    Minimum                         3,000,000          83.33%
--------------
                   Maximum                         3,000,000          57.69%

                            SECURITIES BEING OFFERED

         We are offering for sale common stock in our company at a price of $0.25 per share. We are offering a minimum of 400,000 shares and a maximum of 2,000,000 shares. The authorized capital in our company consists of 25,000,000 shares of common stock, $0.001 par value per share. As of December 31, 2001, we had 3,200,000 shares of common stock issued and outstanding.

         Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the company.

         The existing stockholders have no preemptive rights to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors.


       RELATIONSHIP WITH ISSUER OF EXPERTS NAMED IN REGISTRATION STATEMENT

         The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our company. Our attorney may purchase shares in this offering. Our certified public accountant may not purchase shares in this offering.

                                LEGAL PROCEEDINGS

         We are not involved in any legal proceedings at this time.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         We have retained the same accountant, J.S. Osborn, P.C. as our independent certified public accountant since our inception on December 4, 2000. We have had no disagreements with him on accounting and disclosure issues.


              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         We have no underwriting agreement and therefore no provision for indemnification of officers and directors is made in an underwriting by a broker dealer.


                                  LEGAL MATTERS

         Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is T. Alan Owen & Associates, P.C., 1112 East Copeland Road, Suite 420, Arlington, Texas 76011.

                                     EXPERTS


         The financial statements as of December 31, 2001, and for the period from inception (December 4, 2000) to December 31, 2000 and the twelve months ended December 31, 2001 of the company included in this prospectus have been audited by J. S. Osborn, P.C., independent certified public accountant, as set forth in his report. The financial statements have been included in reliance upon the authority of him as an expert in accounting and auditing.



                             SUMMARY FINANCIAL DATA

         The following table sets forth certain of our summary financial information. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.


                                                               Audited
       Balance Sheet:                                       December 31, 2001
       ----------------------------------------------------------------------
       Working Capital                                        $ 27,648
       Total Assets                                           $ 67,648
       Total Liabilities                                      $ 63,443
       Stockholders' Equity                                   $   4,205

                                                           Twelve months
                                                               ended
       Statement of Operations:                            Dec 31, 2001
       -------------------------------------------------------------------------
       Revenue                                                $ 26,800
       Operating Expense                                      $ 16,220
       Net Income (Loss)                                      $(10,580)



                                 DIVIDEND POLICY

         To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors it deems relevant.

                                 CAPITALIZATION


         The following table sets forth our capitalization as of December 31, 2001. Our capitalization is presented on:


o        an actual basis;
o a pro forma basis to give effect to net proceeds from the sale of the minimum number of shares (400,000) we plan to sell in this offering; and
o a pro forma basis to give effect to the net proceeds from the sale of the maximum number of shares (2,000,000) we plan to sell in this offering.



                                                       After            After
                                       Actual          Minimum          Maximum
                                 December 31, 2001     Offering         Offering
                                 -----------------   ----------       ----------


Stockholders' equity
Common Stock, $0.001 par value;

25,000,000 shares authorized;             3,200           3,600           5,200
Additional Paid In Capital               26,450         109,281         490,681
Retained deficit                        (25,445)        (26,450)        (26,450)
Total Stockholders' Equity                4,205          87,436         470,436

Total Capitalization                      4,205          88,436         470,436


Number of shares outstanding          3,200,000       3,600,000       5,200,000

         The company has only one class of stock outstanding. The common stock sold in this offering will be fully paid and non assessable, having voting rights of one vote per share, have no preemptive or conversion rights, and liquidation rights as is common to a sole class of common stock. The company has no sinking fund or redemption provisions on any of the currently outstanding stock and will have none on the stock sold in this offering.


                                 TRANSFER AGENT

         We will serve as our own transfer agent and registrar for the common stock until such time as this registration is effective and we sell the minimum offering, then we intend to retain Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Dallas, Texas 75244.

                               J. S. OSBORN, P.C.
                           CERTIFIED PUBLIC ACCOUNTANT
                         17430 CAMPBELL ROAD, SUITE 114
                               DALLAS, TEXAS 75252
                          972-735-0033 FAX 972-735-0035
                               JOSBORN@JSOCPA.COM
                ================================================




                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANT


To the Board of Directors and Stockholders of Online Processing, Inc.
Rockwall, Texas

I have audited the accompanying balance sheet of Online Processing, Inc. (A Nevada corporation) as of December 31, 2001 and the related statements of operations, stockholders' equity and accumulated deficit, and cash flows for the year ended December 31, 2001 and for the period December 4, 2000 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Online Processing, Inc. as of December 31,2001, and the results of their operations and their cash flows for the year ended December 31, 2001 and for the period December 4, 2000 (date of inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note-H to the financial statements, the Company incurred a loss for the period, has not generated significant revenues, and has no capital resources. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note-H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/  J.S. Osborn, P.C.
----------------------
     J.S. Osborn, P.C.



Dallas, Texas
April 15, 2002

                             ONLINE PROCESSING, INC.

                                  Balance Sheet
                                DECEMBER 31, 2001


                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash                                                                 $ 11,423
  Accounts receivable                                                     4,900
  Interest receivable                                                     6,825
  Prepaid lease                                                           4,500
                                                                        --------
    Total Current Assets                                                 27,648

OTHER ASSETS:
 Note receivable                                                         40,000
                                                                       --------
    Total Other Assets                                                   40,000

                                                                        --------
TOTAL ASSETS                                                           $ 67,648
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                                     $ 12,903
  Loan payable - related party                                            3,715
  Interest payable                                                        6,825
                                                                       --------
    Total Current Liabilities                                            23,443

OTHER LIABILITIES:
  Note payable                                                           40,000
                                                                       --------
    Total Other Liabilities                                              40,000

STOCKHOLDERS' EQUITY:
  Common stock, $0.001 par value; 25,000,000 shares authorized;
   3,200,000 shares issued and outstanding                                3,200
  Additional paid-in capital                                             26,450
  Accumulated deficit                                                   (25,445)
                                                                       --------
    Total Stockholders' Equity                                            4,205
                                                                       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 67,648
                                                                       ========




           See accountant's report and notes to financial statements.


                             ONLINE PROCESSING, INC.

                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001



                                                                                                   Accumulated
                                                                                                      Since
                                                                                                    Inception
                                                                                                December 4, 2000
                                                                     ---------------            --------------------

REVENUE:
  Fee income                                                              $ 26,800                         $ 5,800
                                                                     ---------------            --------------------

OPERATING EXPENSE:
  Contract labor                                                                 -                          14,500
  Consulting                                                                23,533                           3,926
  Office and equipment rent                                                 13,500                           6,000
  Other                                                                        347                             365
                                                                    ---------------            --------------------
   Total Operating Expense                                                  37,380                          24,791

OPERATING (LOSS):                                                          (10,580)                        (18,991)


OTHER INCOME (EXPENSE):
  Interest income                                                            6,825                               -
  Interest expense                                                          (6,825)                              -
                                                                    ---------------            --------------------
   Total other income (expense)                                                  -                               -

                                                                    ---------------            --------------------
NET LOSS:                                                           $      (10,580)            $           (18,991)
                                                                    ===============            ====================


Basic/diluted weighted average number of shares outstanding              3,189,041                       3,000,000
                                                                    ===============            ====================



Basic/diluted net loss per share                                             $0.00                           $0.00
                                                                    ===============            ====================










           See accountant's report and notes to financial statements.



                            ONLINE PROCESSING, INC.

            STATEMENT OF STOCKHOLDERS' EQUITY AND ACCUMULATED DEFICIT
          Period December 4, 2000 (Date of Inception), to July 31, 2001



                                             Common Stock                Paid In        Accumulated
                                        Shares         Amount            Capital          Deficit
                                     -----------------------------    --------------   --------------

 Balance,
    December 4, 2000
    (date of inception)                   -0-            -0-               -0-              -0-

Shares issued on
    December 4, 2000
      for Cash                             100,000      $     100      $        400
      for Services                       2,900,000          2,900            11,600

Net Loss
    December 31, 2000                                                                        (14,865)

Shares issued on
    January 20, 2001
      for Expenses                         200,000            200            17,800

Filing Fees with SEC                                                         (3,350)


Net Loss                                                                                     (10,580)

                                     -----------------------------    --------------   --------------
Balance
   December 31, 2001                     3,200,000      $    3,200     $     26,450     $    (25,445)
                                     =============================    ==============   ==============















           See accountant's report and notes to financial statements.



                             ONLINE PROCESSING, INC.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
        THE PERIOD DECEMBER 4, 2000 (DATE OF INCEPTION), TO JULY 31, 2001


                                                                                                   Accumulated
                                                                                                      Since
                                                                                                    Inception
                                                                      December 31, 2001         December 4, 2000
                                                                     --------------------     ----------------------

 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                           $           (10,580)     $             (14,865)
   Items not requiring cash:
     Stock issued for services                                                                               14,500
     Stock issued for expenses                                                    13,500                          -
  Changes in operating assets and liabilities:                                                                    -
   Increase in accounts receivable                                                (4,900)                         -
   Increase in interest receivable                                                (6,825)                         -
   Increase in accounts payable                                                   12,538                        365
   Increase in interest payable                                                    6,825                          -
                                                                     --------------------     ----------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES:                                        10,558                          -

CASH FLOWS FROM INVESTING ACTIVITIES:
  Note receivable                                                                (40,000)                         -
                                                                     --------------------     ----------------------
NET CASH USED FROM INVESTING ACTIVITIES:                                         (40,000)                         -

CASH FLOWS FROM FINANCING ACTIVITIES:
  Stock issued                                                                         -                        500
  Loan                                                                             3,715                          -
  Registration costs                                                              (3,350)                         -
  Loan proceeds                                                                   40,000                          -
                                                                     --------------------     ----------------------
NET CASH PROVIDED FROM FINANCING ACTIVITIES:                                      40,365                        500


NET INCREASE  IN CASH:                                                            10,923                        500


CASH AT BEGINNING OF YEAR:                                                           500                          -
                                                                     --------------------     ----------------------


CASH AT END OF YEAR:                                                 $            11,423      $                 500
                                                                     ====================     ======================


SUPPLEMENTAL DISCLOSURE:
  No interest paid for the period
  No taxes paid for the period
 Stock issued for office space and equipment rental - $18,000

           See accountant's report and notes to financial statements.

                             ONLINE PROCESSING, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001


NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
---------------------------------------------------------------------------

History:
-------
The Company was organized December 4, 2000, as a Nevada corporation under the name of Online Processing, Inc. The Company is in the business of processing mortgage loans via the Internet. Operations are in effect and as such the Company is no longer in the development stage.

Basis of Presentation:
---------------------
It is the Company's policy to prepare its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States. The Company's year end is December 31.

Revenue Recognition:
-------------------
Revenues are recorded as income in the period the processing fees are earned and expenses are recognized in the period in which the related liability is incurred. Processing fees are earned at the time of closing of the loan.

Use of Estimates:
----------------
In order to prepare financial statements in conformity with accounting principals generally accepted in the United States, management must make estimates, judgments and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based.

Cash and Cash Equivalents:
-------------------------
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with maturity of three months or less to be cash equivalents.

Property and Equipment:
----------------------
Property and equipment is carried at cost. Depreciation is provided by the straight-line method over each asset's estimated useful life. Upon retirement or disposal, the asset cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income.

Long-Lived Assets:
-----------------
In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the impairment of Long-Lived Assets and for Long -Lived Assets to be Disposed of, the Company records impairment losses when events and circumstances indicate that the assets might be impaired and the undiscounted projected cash flows associated with those assets are less than the carrying amounts of those assets. Impairment loss on a long-lived asset is measured based on the excess of the carrying amount of the asset over the asset's fair value, generally determined based upon discounted estimates of future cash flows.

                             ONLINE PROCESSING, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001


NOTE A - NATURE OF  BUSINESS  AND  SUMMARY OF  SIGNIFICANT  ACCOUNTING  POLICIES
--------------------------------------------------------------------------------
(CONTINUED):
-----------

Net loss per Share:
------------------
Basic net loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding for the period presented. Diluted net loss per common share was the same as basic net loss per common share for the period presented since the Company has no potentially dilutive securities and because of the Company's net loss.

Stock based compensation:
------------------------
The Company accounts for stock based compensation in accordance with SFAS 123, Accounting for Stock-Based Compensation. It introduces the use of a fair value-based method of accounting for stock based compensation. It encourages, but does not require, companies to recognize stock-based compensation expenses to employees based on the new fair value accounting rules. The Company has adopted the new fair value accounting rule and records the issuance of stock at the fair value of the consideration received.

Start-Up Costs:
--------------
The Company expensed the costs of start-up activities and organization costs as they were incurred, in accordance with SOP 98-5, Reporting on the Cost of Start-up Activities.

Income Tax:
----------
The Company is subject to the greater of federal income taxes computed under the regular system or the alternative minimum tax system. The Company uses an asset and liability approach for the accounting and financial reporting of income tax as required by SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be "more likely than not" realized in future returns.


NOTE B - FINANCIAL INSTRUMENTS:
------------------------------

Accounts Receivable:
-------------------
The Company is engaged in processing mortgage loans using the Internet presently in Texas only. The Company performs ongoing credit evaluations of its customers' financial condition and requires no collateral from its customers.

Customer Concentration:
----------------------
The majority of the loans processed have been for companies owned or affiliated with the same owner. Although the Company is widening its customer base, this concentration could adversely affect the Company.

                             ONLINE PROCESSING, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001


NOTE B - FINANCIAL INSTRUMENTS (CONTINUED):
-----------------------------------------

Fair Value of Financial Instruments:
-----------------------------------
The fair value of the Company's cash and cash equivalents is equal to their carrying value at December 31, 2001. The Company estimates that the fair value of notes receivable and payable reflected in the balance sheet at December 31, 2001, does not differ materially from the carrying values recorded in the accompanying balance sheet. Considerable judgement is necessarily required to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The fair value of the Company's other monetary assets and liabilities approximate carrying value due to the relatively short term nature of these items.

NOTE C - PREPAID EXPENSES:
-------------------------

The Company issued 200,000 shares for the use of office space, computers and internet on January 20, 2001, valued at $18,000. The lease covers the period April 2001 to March 2002 and is charged to expense at the rate of $1,500 per month starting in April 2001. The balance is carried as prepaid expenses in the current asset section of the balance sheet.

In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25, which was effective July 1, 2000. The expense were paid for by issuing 200,000 shares of common stock valued at $0.09 per share. Since there was no readily determinable market value for the Company's common stock, the per share price was negotiated and determined by the fair value of services received.

NOTE D - NOTE RECEIVABLE AND PAYABLE:
------------------------------------

The company holds a note receivable and a note payable of equal amounts. The loan was taken out and then lent out in order to secure its first processing account. The loans have the same maturity date of January 18, 2006 and carry the same interest rate of 18%.

NOTE E - STOCKHOLDERS' EQUITY:
-----------------------------

Common Stock:
------------
The Company is authorized to issue 25,000,000 common shares of stock at a par value of $0.001 per share. These shares have full voting rights. At December 31, 2001, there were 3,200,000 shares outstanding. The Company has not paid a dividend to its shareholders.

Common stock issuances:
----------------------
On December 5, 2000, the Company issued 3,000,000 shares to the President for $15,000, comprised of $500 cash and $14,500 of his services. The services were valued at $14,500 and the stock issued at 0.005 per share. The common stock was issued upon formation of the Company for services performed before, during and after formation of the Company.

                             ONLINE PROCESSING, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001


NOTE E - STOCKHOLDERS' EQUITY (CONTINUED):
-----------------------------------------

The Company issued 200,000 shares for the use of office space, computers and internet on January 20, 2001, valued at $18,000. The lease covers the period April 2001 to March 2002 and is charged to expense at the rate of $1,500 per month starting in April 2001. The balance is carried as prepaid expenses in the current asset section of the balance sheet. The value assigned of to the lease was fair market value but the number of shares issued for this website was negotiated and determined by the Company and the developers of the website since there was no readily determinable market value for the shares. The basis for valuing the shares at $0.09 per share, which is substantially below the offering price per share to the public, is that the lessors were giving services in exchange for stock before offering shares to the public and the facilities were a prerequisite for the Company to start in business which then allowed the Company to offer shares to the public. The value substantially below the public offering price was negotiated since the lessors were not guaranteed that the Company would be able to sell stock to the public and no guarantee that the Company would be successful. The value of $0.09 per share is substantially above the price the President paid a month and a half before since the President developed the plan for the Company over a period of time, formed the Company, and purchased shares immediately upon formation; the plan included the filing of a registration statement with the U.S. Securities and Exchange Commission to raise funds at $0.25 per share.


NOTE F - INCOME TAXES:
---------------------

The Company has a net operating loss of $25,445 for the periods presented. No deferred tax asset has been recognized for the operating loss as it is more likely than not that all or a portion of the net operating loss will not be realized and any valuation allowance would reduce the benefit to zero.
         Operating losses expire:  2020        $14,865
         Operating losses expire:  2021        $10,580

The components of the provision (benefit) for income taxes included in the financial statements as of December 31, 2001 are as follows:
         Deferred tax assets:
         Net operating loss carryforwards            $(25,445)
         Valuation allowance                           25,445
                                                     ---------
         Total deferred income tax assets                 -0-
         Total deferred income tax liabilities            -0-
                                                     ---------
         Net deferred income tax assets              $    -0-

The Company's effective tax rate on a pre-tax income (loss) from continuing operations differs from the U.S federal statutory rate as follows:
         U.S. federal statutory rate                                    (  34)%
         Increase (decrease) in rates resulting from:
                Change in valuation allowance for deferred tax asset        34 %
                                                                        --------
         Effective tax rate                                                  0 %

                             ONLINE PROCESSING, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001


NOTE G - RELATED PARTY TRANSACTIONS:
-----------------------------------

In December 2000, the Company issued to its President 3,000,000 shares in consideration for $15,000, comprised of $500 cash and $14,500 of her services. The stock was issued at $0.005 per share.


NOTE H - GOING CONCERN:
----------------------

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Although the Company has a small positive cash flow from operations, it is a newly formed company and has not yet generated significant revenues. The Company has funded its operations to date from the issuance of shares. These matters raise substantial doubt about its ability to continue as a going concern.

The company has minimal capital resources available to offset losses from operating and other obligations expected to be incurred. The continued existence is dependent upon several factors, including its ability to generate significant revenue and to generate operating capital.

Management of the Company is engaged in filing a Form SB-1 registration statement to raise a minimum of $100,000 and a maximum of $500,000 to cover its anticipated expenses and provide working capital.

The Company plans to generate sufficient revenue by:

Develop Targeted e-mail Marketing Campaign:
------------------------------------------
Targeted e-mail marketing campaigns are highly focused marketing efforts designed to sell its services to a defined business group - mortgage brokers and bankers. The design of each campaign includes the creation of a electronic brochure with a description of our services and following up with personal contact. The Company's approach will be to target smaller mortgage brokers at first and work its way through the middle and larger mortgage brokers. The Company believes that this approach to e-mail marketing campaigns is an effective and efficient means to generate sales revenue.

Customer Segmentation & Targeted Advertising:
--------------------------------------------
The Company seeks to increase its customer base through targeted mailings, specifically to mortgage brokers and bankers. The Company plans to develop a website, allowing potential customers to view the benefits and cost savings of processing loans via the internet.

Accordingly, the Company's continued existence is dependent upon the successful raising of capital, successful results from the Company's plan of operations, or obtaining financing. There can be no assurance that the Company will be successful in its efforts to raise sufficient operating capital, achieve future profitable operations, or obtain additional funding. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this Prospectus. If given or made, such other information or representation must not be relied upon as having been authorized by the Company or by any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an otter to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

           TABLE OF CONTENTS
Prospectus Summary                                                           2
Corporate Information                                                        2
Risk Factors                                                                 3
Forward Looking Statements                                                   5
Dilution                                                                     5
Plan of Distribution                                                         7
Use of Proceeds                                                              7
Description of Business                                                      8
Plan of Operations                                                           14
Description of Property                                                      15
Director's, Executive Officers and Significant Employees                     15
Remuneration of Officers and Directors                                       16
Management's Discussion and Analysis                                         16
Interest of Management and Others in Certain Transactions                    17
Principal Shareholders                                                       18
Securities Being Offered                                                     18
Relationship with Issuer of Experts Named in Registration Statement          18
Legal Proceedings                                                            19
Changes In and Disagreements with Accountants on Accounting
         and Financial Disclosure                                            19
Disclosure of Commission Position of Indemnification for
         Securities Act Liabilities                                          19
Legal Matters                                                                19
Experts                                                                      19
Summary Financial Data                                                       20
Dividend Policy                                                              20
Capitalization                                                               21
Transfer Agent                                                               21
Financial Statements                                                         F-1

Until the (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.          Indemnification of Directors and Officers

         Our Articles of Incorporation and our Bylaws limit the liability of directors to the maximum extent permitted by Nevada law. We carry no director or executive liability insurance.

Item 2.          Other Expenses of Issuance and Distribution

         All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company.

         The following table sets forth a reasonable  itemized  statement of all
anticipated   out-of-pocket   and   overhead   expenses   (subject   to   future
contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.
                                                Minimum             Maximum
                                                ------------------------------
        SEC Registration Fee                     $    269           $      269
        Printing and Engraving Expenses             2,000               19,000
        Legal Fees and Expenses                     5,000                5,000
        Edgar Fees                                  1,800                1,800
        Accounting Fees and Expenses                2,500                2,500
        Blue Sky Fees and Expenses                  5,000                5,000
        Miscellaneous                                 200                  200
                                                 -----------------------------
                  TOTAL                          $16,769            $   33,769

Item 3.        Undertakings
                The Registrant hereby undertakes to:
         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act; and
                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.
         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                      11.1

Item 4.          Unregistered Securities Issued or Sold Within One Year


        The Company sold on December 5, 2000 to its founder 3,000,000 shares of common stock which was issued to her for $15,000, composed of $500 cash and $14,500 of his services. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction during December 2000, the founder, sole officer and director purchased stock for a combination of $500 cash and $14,500 of services. In January 2001, these shares were transferred to Terri Wonderly for becoming the sole officer and director and assuming all the responsibilities and indemnifying Jeanne Zachary for all the liabilities of the Company who had to leave the Company for personal reasons.


        The Company issued 200,000 shares on January 20, 2001 to an unrelated party in consideration for the use of office, equipment and internet for one year. This stock was valued at $10,000 or $0.05 per share. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption since it was a private transaction and on January 20, 2000, they exchanged facilities and equipment use for 200,000 shares of stock valued at $0.0.05 per share or a total of $10,000. The purchasers were sophisticated investors who purchased the stock for their own account and not with a view toward distribution to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.



                                      11.2

Item 5.       Exhibits

                The  following  Exhibits  are filed as part of the  Registration
Statement:

Exhibit No.                   Identification of Exhibit
   3.1*  - Articles of Incorporation
   3.2*  - Amended and Restated Articles of Incorporation
   3.3*  - By Laws
   4.2*  - Specimen Stock Certificate
  10.6*  - Form of Subscription Agreement
  23.1*  - Opinion of T. Alan Owen & Associates, P.C., Attorneys at Law
  23.2 - Consent of J.S. Osborn, P.C., Certified Public Accountant 23.3* - Consent of T. Alan Owen & Associates, P.C., Attorneys at Law

* Filed previously















                                      11.3

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-1 and authorizes this Registration Statement to be signed on its behalf by the undersigned, being duly authorized, in the City of Rockwall, State of Texas, on the date indicated below.

                                            Online Processing, Inc.


                                            By:  /s/ Terri Wonderly
                                                 -----------------------------
                                                     Terri Wonderly, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacity and on the date indicated:

Signature                    Title                             Date
--------------------------------------------------------------------------------


/s/  Terri Wonderly        President, Secretary,
--------------------       Chief Accounting Officer,
     Terri Wonderly        Treasurer; Director             April 15, 2002




                                      11.4